UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 11, 2013

PINACLE ENTERPRISE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

____________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2013, Pinacle Enterprise, Inc. (the “Company”), filed an Amendment to the Certificate of Designation of the Series A Preferred Stock of the Company with the Secretary of State of Nevada. Paragraph 1 of the Certificate of Designation was amended to change the name of the Series A Preferred Stock to Series A Convertible Preferred Stock and to increase the number of authorized Series A Convertible Preferred Stock from 10,000,000 shares to 12,000,000 shares. The Company also added a new Paragraph 5 to include conversion rights of the Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock may convert into fifty (50) shares of common stock of the Company.

A copy of the Amendment to Certificate of Designation after Issuance of Class or Series is attached to this Current Report on Form 8-K as Exhibit 3.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amendment to Certificate of Designation After Issuance of Class or Series §78.1955

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 11, 2013	Pinacle Enterprise, Inc.

By: /s/ Robert Eakle
Robert Eakle
Chief Executive Officer

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